UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  (January 18, 2013)

China Botanic Pharmaceutical Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-34808 (Commission File Number)	88-1273503 (IRS Employer Identification No.)

Level 11, Changjiang International Building No. 28, Changjiang Road Nangang District, Harbin Heilongjiang Province, P.R. China (Address of Principal Executive Offices)	150090 (Zip Code)

+86-451-5762-0378
(Registrant’s telephone number, including area code)
___________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 18, 2013 (Beijing Time), China Botanic Pharmaceutical Inc. (the “Company”) announced the appointment of Mr. Jack Zhao, age 31, as a member of the Board of Directors of the Company.  Mr. Zhao will serve as an independent director (as such term is defined under the securities laws and the NYSE Amex Rules), the Chairman of the Audit Committee of the Board of Directors, the Audit Committee Financial Expert (as that terms is defined by the federal securities laws), and as a member of the Company’s Compensation Committee and the Nomination Committee.

Mr. Zhao received the charter of Chartered Financial Analyst from the American CFA Institute in September of 2011.  Since May 2012, Mr. Zhao served as the cash management manager at Dreyfus Commodities (BJ) Trading Co., Ltd. From December 2010 through May 2012, Mr. Zhao served as the finance manager with Glencore China Ltd. From July 2006 through December 2010, Mr. Zhao was the transactional banking manager with Standard Chartered Bank (China) Ltd. Mr. Zhao graduated with a Master Degree of Finance from the University of International Business and Economics Beijing in 2006, and he obtained the Bachelor of Economic Information Management from the University of International Business and Economics Beijing in 2004.

In connection with Mr. Zhao’s appointment, Mr. Zhao and the Company entered into an Independent Director Agreement, effective as of January 18, 2013, pursuant to which, as consideration for Mr. Zhao’s board services,  the Company agreed to: (i) pay Mr. Zhao a fee of RMB$5,000 per month, (ii) grant Mr. Zhao an option to purchase 50,000 shares of common stock under the 2003 Omnibus Plan, at  an exercise price of $0.49 per share, which is equal to the closing price of the Company’s common stock on January 17, 2013, subject to vesting on a quarterly basis (4,166 shares of option to vest on the first 11 quarter anniversaries of the grant and 4,174 shares of option to vest on the 12th quarter anniversary of the grant with the initial 4,166 shares of option vesting to commence on April 18, 2013), and with all vesting conditional upon continued service as a director of the Company as of each such vesting date;  and (iii) a reimbursement of out-of pocket expenses incidental to his services on the Board.  The foregoing is a summary of Mr. Zhao’s Independent Director Agreement and is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.12 and is incorporated by reference herein

There is no arrangement or understanding between Mr. Zhao and any other persons pursuant to which he was appointed as discussed above. Nor are there any family relationships between Mr. Zhao and any executive officers and directors. Further, there are no transactions involving the Company and such persons which transaction would be reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Section 9 – Exhibits

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.                    Description

10.12            Independent Director Agreement between the Company and Jack Zhao, dated January 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Botanic Pharmaceutical Inc.
a Nevada Corporation

Dated:  January 23, 2013           /s/ Shaoming Li
Shaoming Li
Chief Executive Officer

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